UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

NUBURU, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39489	85-1288435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7442 S Tucson Way, Suite 130, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

(720) 767-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BURU WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Fourth Amendment to Registration Rights and Lock-Up Agreement

On March 10, 2023, Nuburu, Inc., a Delaware corporation f/k/a Nuburu, Inc. (the “Company”), and certain other parties entered into an amendment (the “Fourth Amendment to Registration Rights and Lock-Up Agreement”) to that certain Amended and Restated Registration Rights and Lock-Up Agreement, dated August 5, 2022, by and among the Company and the Holders (as defined therein), as amended by the Amendment to Amended and Restated Registration Rights and Lock-Up Agreement dated November 22, 2022, the Second Amendment to Amended and Restated Registration Rights and Lock-Up Agreement dated January 31, 2023, and the Third Amendment to Amended and Restated Registration Rights and Lock-Up Agreement dated January 31, 2023 (as amended, the “Registration Rights and Lock-Up Agreement”). The Fourth Amendment to Registration Rights and Lock-Up Agreement further amends the original Registration Rights and Lock-Up Agreement to expand the scope of “Permitted Transfers” by the Anzu Investors by removing the requirement that the price at which such transfers occur must exceed $5.00 per share of Common Stock.

The foregoing description of the Fourth Amendment to Registration Rights and Lock-Up Agreement is qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Third Amendment to Preferred Stock Sale Option Agreement

On March 10, 2023, the Company and certain other parties entered into an amendment (the “Third Amendment to Preferred Stock Sale Option Agreement”) to that certain Preferred Stock Sale Option Agreement, dated August 5, 2022, by and among the Company and each of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the “Anzu SPVs”), as amended by the Amendment to Preferred Stock Sale Option Agreement entered into on November 22, 2022, and the Second Amendment to Preferred Stock Sale Option Agreement on November 28, 2022 (as amended, the “Preferred Stock Sale Option Agreement”). The Third Amendment to Preferred Stock Sale Option Agreement further amends the Preferred Stock Sale Option Agreement to revise the definition of an “Option Period” during which the Company may exercise the Option (as defined in the Preferred Stock Sale Option Agreement) to mean (i) the first through third trading day of each month, with respect to permitted transfers made by the holder during the period beginning with the start of the eleventh trading day of the preceding month and continuing through the end of the preceding month, and (ii) the eleventh through thirteenth trading day of each month, with respect to permitted transfers made during the first ten trading days of that month.

The foregoing description of the Third Amendment to Preferred Stock Sale Option Agreement is qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Stock Purchase Agreement

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) was engaged by Nuburu Subsidiary, Inc., a Delaware corporation f/k/a Nuburu, Inc. and wholly owned subsidiary of the Company (“Legacy Nuburu”), to act as its counsel for the business combination with the Company. As partial compensation for the services provided by WSGR to Legacy Nuburu in connection with the business combination, the Company agreed to issue to WSGR 195,452 shares of common stock and 195,452 shares of Series A preferred stock pursuant to the terms of a Stock Purchase Agreement entered into by and between the Company and WSGR on March 10, 2023. The foregoing issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The shares of Series A preferred stock are convertible into shares of Common Stock on the terms set forth in the Certificate of Designations of the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Registration Rights and Lock-Up Agreement

10.2	Third Amendment to Preferred Stock Sale Option Agreement

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2023

NUBURU, INC.

By:	/s/ Brian Knaley
Name:	Brian Knaley
Title:	Chief Financial Officer